EXHIBIT 23.B



                  CONSENT OF QUALIFIED INDEPENDENT UNDERWRITER

                                                       January 11, 2002



Farmland Industries, Inc.:


We consent to the references to our firm under the caption "Qualified Independent Underwriter" in the Prospectus.



                                             FIRST UNION SECURITIES, INC.



                                             By:      /s/ JAMES H. GLEN, JR.
                                                  --------------------------
                                             James H. Glen, Jr.
                                             Senior Vice President
                                             Corporate & Investment Banking